Exhibit 1.1

GAYLORD ENTERTAINMENT COMPANY

5,643,129 Shares of Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

August 13, 2012

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

TRT Holdings, Inc. (the “Selling Stockholder”), a Delaware corporation and stockholder of Gaylord Entertainment Company, a Delaware corporation (the “Company”), propose to sell to Deutsche Bank Securities Inc. (the “Underwriter”), 5,643,129 shares (the “Firm Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an aggregate of 846,469 additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.” Pursuant to a letter agreement (the “Release Letter”), substantially in the form attached as Exhibit H, executed on the date hereof by and among the Selling Stockholder, the Underwriter and JP Morgan Chase Bank, N.A. (the “Collateral Agent”), the Selling Stockholder has irrevocably instructed the Collateral Agent to deliver the Firm Shares to the Underwriter upon and simultaneously with its receipt from the Underwriter of $222,903,595.50, which includes the amount to be paid by the Underwriter or the Company, as applicable, in reimbursement contemplated by the second sentence of the first paragraph of Section 3 hereof, in immediately available funds. This is to confirm the agreement concerning the purchase of the Shares from the Selling Stockholder and the Company by the Underwriter.

1.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)        An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-183105) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by the most recent preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, and including the documents incorporated in the Base Prospectus by reference (the “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been made available by the Company to the Underwriter. Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Securities Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 6(a)(i) hereof. Any reference herein to the Registration Statement, the Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Underwriter.

As used in this Agreement:

(i)          “Applicable Time” means 8:30 a.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriter.

(ii)        “Effective Date” means any date and time as of which any part of such “automatic shelf registration statement” relating to the Common Stock became, or is deemed to have become, effective under the Securities Act.

(iii)       “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares.

(iv)       “Pricing Disclosure Package” means, as of the Applicable Time, and as of the Closing Date or the Option Closing Date, as the case may be, any Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time (other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations) and the Statutory Prospectus.

(v)        “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement

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deemed to be a part thereof.

(b)        At the time of initial filing of the Registration Statement, at the time the Company or any other participant in the Offering made a “bona fide offer” (as defined in Rule 164(h)(2), and as of the date of this Agreement, (i) the Company has been and continues to be, and will be on the Delivery Date, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Common Stock on any such time or date.

(c)        The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the applicable requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus conformed, when filed with the Commission, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)        The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(e)        The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(f)        The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)        The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to

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make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(h)        Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(i)        Each Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)        The historical financial statements of the Company and its consolidated subsidiaries and the related notes thereto, as amended or superseded as of the date hereof, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved (except as otherwise disclosed therein).

The summary historical consolidated financial data and the information under the heading “Capitalization” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are presented on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from

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transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(l)        Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company, limited partnership or general partnership and is in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations, as the case may be, under this Agreement.

Each of the Company and its subsidiaries is duly qualified to transact business as a foreign corporation, limited liability company or partnership, as applicable, and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or partnership or other ownership interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable (to the extent such concepts are relevant with respect to such ownership interests) and is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company does not own a majority interest in or otherwise control, directly or indirectly, any corporation, association or other entity.

(m)        The authorized share capital of the Company consists of 150,000,000 shares of Common Stock with associated Series A Junior Participating Preferred Stock purchase rights, and 100,000,000 shares of preferred stock, $0.01 par value, of which (except for subsequent issuances, if any, pursuant the Company’s stock option plans described in the Pricing Disclosure Package and the Prospectus) 44,137,465 shares of Common Stock are outstanding and no shares of Preferred Stock are outstanding; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights under Delaware law; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or in any of its subsidiaries, or any contract, commitment,

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agreement, understanding or arrangement of any kind to which the Company or any of its subsidiaries is a party relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)        This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(o)        Except with respect to claims disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or other constitutive document, or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of their respective subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such Default or violation that would not, individually or in the aggregate, result in a Material Adverse Change.

(p)        The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate or other action and will not result in any violation of the provisions of the charter, by-laws or other constitutive document of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) assuming the accuracy of the representations, warranties and covenants of the Underwriter herein, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(q)        No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, or consummation on the part of the Company of the transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except such as have been obtained or made or will be obtained or made by the Company and are, or will be, in full force and effect under the Act, applicable state securities or blue sky laws.

(r)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or involving the Company or any of its subsidiaries, or (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, and which action, suit or proceeding, if determined adversely to the Company, or any of its subsidiaries, as the case may be, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(s)        Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Registration Statement, the Pricing Disclosure Package and the Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are independent public accountants of the Company, as required by the Securities Act and the Rules and Regulations.

(t)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and valid title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(j) above (or elsewhere in the Registration Statement, the Pricing Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(u)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of

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others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

(v)        No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and that is not so described in such documents.

(w)        The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”). The Company is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(x)        The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(j) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(y)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(z)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(aa)      Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous

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substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(bb)        From time to time, in the ordinary course of its business, the Company conducts a review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change, except to the extent otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or its

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“ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or any of its subsidiaries is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of its ERISA Affiliates. Except as disclosed in the Pricing Disclosure Package or the Prospectus, no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would be material to the Company, its subsidiaries or any of its ERISA Affiliates. Neither the Company, its subsidiaries nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of its ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(dd)        The Company maintains a system of internal control over financial reporting that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)        The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which: (i) are designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in the reports that the Company files or submits under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission, and (iii) are effective in all material respects in providing reasonable assurance that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported as appropriate to allow timely decisions regarding disclosure within the time periods specified in the Commission’s rules and forms.

(ff)        Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised

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of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that would materially adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, there have been no significant changes in the Company’s internal control over financial reporting that materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries are self-insured or are insured by recognized, and to the best of the Company’s knowledge, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(hh)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”). The Company, the subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA.

(ii)        Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a

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brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)        Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(kk)      The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(ll)        None of the Company or any of its affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(mm)    The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i) or 6(a)(vi).

(nn)      Except with respect to past non-timely filings of reports required by Section 16 of the Exchange Act by certain of the Company’s officers and directors, the Company and, to the best of the Company’s knowledge, its officers and directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective as of the date hereof.

(oo)      The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(pp)      To the best of the Company’s knowledge, there are no affiliations between a member, a person associated with a member, or a person affiliated with a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and any beneficial owner of the Company’s unregistered equity securities that were acquired from the Company during the

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180-day period immediately preceding the date of this Agreement, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus or otherwise disclosed in writing to the Underwriter.

(qq)        Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

(rr)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(ss)        None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2.    Representations, Warranties and Agreements of the Selling Stockholder.    The Selling Stockholder represents, warrants and agrees that:

(a)        Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Shares.

(b)        The Selling Stockholder has, or immediately prior to the Initial Delivery Date on which the Selling Stockholder is selling shares, the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Stockholder hereunder on such Delivery Date, free and clear of all

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liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims or otherwise in favor of the Underwriter.

(c)        The Selling Stockholder has, in accordance with the terms of the Release Letter dated the date hereof, irrevocably instructed the Collateral Agent to deliver the Firm Shares to be sold by the Selling Stockholder hereunder to the Underwriter on the Initial Delivery date, and the obligations of the Selling Stockholder hereunder or thereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

(d)        Upon payment of the purchase price for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities account(s) (within the meaning of Section 8-501(a) of the UCC) of the Underwriter maintained at DTC (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid “security entitlement” in respect of such Shares and (iii) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Memorandum and Articles of Association and applicable law, (B) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (C) appropriate entries to the account(s) of the Underwriter on the records of DTC will have been made pursuant to the UCC, (D) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter), (E) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (F) if at any time the DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(e)        The Selling Stockholder has full corporate power and authority to enter into and perform its obligations under this Agreement and the Release Letter.

(f)        This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

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(g)        Each of this Agreement and the Release Letter has been duly and validly authorized, executed and delivered by, and is a valid and legally binding obligation of, the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(h)        The execution, delivery and performance of this Agreement and the Release Letter by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder.

(i)        No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement or the Release Letter by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Shares by the Underwriter.

(j)        (i) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) each Issuer Free Writing Prospectus (including without limitation, any road show that is a free writing

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prospectus under Rule 433), if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in the foregoing clauses (i) through (v) are made only as to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder (x) specifically for use in the preparation of the Registration Statement, (y) specifically for inclusion in the Registration Statement, the Pricing Disclosure Package or the Prospectus or (z) specifically for inclusion in such other documents.

(k)        The Selling Stockholder’s sale of the Shares pursuant to this Agreement is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)        The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriter.

3.    Purchase of the Shares by the Underwriter.      On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder agrees to sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase the Firm Shares from the Selling Stockholder. The Company agrees to reimburse the Selling Stockholder $00.50 per share for each of the Firm Shares for an aggregate of $2,821,564.50 by wire transfer of immediately available funds to such account(s) designated by the Selling Stockholder to the Company, upon and simultaneously with the Selling Stockholder’s sale of the Firm Shares to the Underwriter, in order to reimburse the Selling Stockholder for 50% of the underwriting commissions paid by the Selling Stockholder to the Underwriter in connection with the sale of the Firm Shares, provided, that if the Underwriter’s Option is exercised on, or prior to, the Closing Date, the reimbursement owed by the Company to the Selling Stockholder shall instead be deducted from the purchase price for the Option Shares and paid by the Underwriter to the Selling Stockholder along with the purchase price for the Firm Shares.

In addition, on the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company grants the Underwriter an option to purchase up to the full amount of Option Shares; provided, that such option shall be exercisable only in the event that the Underwriter purchases all of the Firm Shares on the Initial Delivery Date and as set forth in Section 5 of this Agreement.

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The price of both the Firm Shares and any Option Shares purchased by the Underwriter shall be $39.00 per share.

The Company shall not be obligated to deliver any of the Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Option Shares to be purchased on such Delivery Date as provided herein.

4.    Offering of Shares by the Underwriter.    The Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

5.    Delivery of and Payment for the Shares. The Underwriter shall acquire the Firm Shares and payment therefor shall be made at a closing to take place at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 9:00 a.m., New York City time, on the third full business day following the date of this Agreement or at such other date as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Pursuant to the terms of this Agreement and the Release Letter, delivery of the Firm Shares shall be made to the Underwriter by the Collateral Agent on behalf of the Selling Stockholder against payment by the Underwriter of the aggregate purchase price of the Shares being sold by the Selling Stockholder to or upon the order of the Selling Stockholder of the purchase price by wire transfer in immediately available funds to the account at the Collateral Agent, the details of which have been specified by the Selling Stockholder in the Release Letter. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Selling Stockholder shall deliver the Firm Shares through the facilities of DTC unless the Underwriter shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Underwriter; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Shares as to which the option is being exercised, the names in which the shares of Option Shares are to be registered, the denominations in which the shares of Option Shares are to be issued and the date and time, as determined by the Company, when the shares of Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Shares are delivered is sometimes referred to as an “Option Shares Delivery Date,” and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Shares by the Company and payment for the Option Shares by the Underwriter shall be made at 9:00 a.m., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter and the Company. On the Option Shares Delivery Date, the Company shall deliver or cause to be delivered the Option Shares to the Underwriter against payment by the Underwriter of the respective aggregate purchase prices

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of the Option Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder. The Company shall deliver the Option Shares through the facilities of DTC unless the Underwriter shall otherwise instruct.

6.    Further Agreements of the Company and the Underwriter.    (a) The Company agrees:

(i)            To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) in a form containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to timely file all reports and any definitive proxy or information statements required to be filed by the company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus in connection with the offering or sale of the Shares is required by applicable law; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and to pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1);

(ii)           To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)          To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) an electronic copy of any document incorporated by

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reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus (excluding any documents incorporated by reference therein) that will correct such statement or omission or effect such compliance;

(iv)            To use its commercially reasonable efforts to file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(v)             Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and not file any such proposed amendment or supplement to the Registration Statement or the Prospectus to which the Underwriter reasonably objects;

(vi)            Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter;

(vii)           To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii)          Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of Canada and to comply with such laws so as to permit the continuance of sales and

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dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(ix)            If at any time when Shares remain unsold by the Underwriter the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Underwriter, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (iv) promptly notify the Underwriter of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be; and

(x)             For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares, shares of Common Stock issuable in connection with the special E&P distribution as described in the Pricing Disclosure Package and the Prospectus, and shares authorized on the date hereof to be issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to compensatory option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Deutsche Bank Securities Inc.; and

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(b)            The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.

7.    Further Agreements of the Selling Stockholder.      The Selling Stockholder agrees:

(a)            That, in accordance with the terms of the Release Letter dated the date hereof, it has irrevocably instructed the Collateral Agent to deliver the Firm Shares to be sold by the Selling Stockholder hereunder to the Underwriter on the Initial Delivery Date, and the obligations of the Selling Stockholder hereunder or thereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

(b)            Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Shares; and

(c)            To deliver to the Underwriter prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

8.    Expenses.          The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (b) the distribution of the Registration Statement (including any exhibits thereto), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (c) the production and distribution of this Agreement, the Release Letter, any supplemental agreement with the Underwriter, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (d) any required review by FINRA of the terms of sale of the Shares (including related fees and expenses of the Underwriter, including expenses of counsel, in a total amount that is not greater than $10,000); (e) the listing of the Shares on the NYSE; (f) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(viii) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of the Underwriter, including expenses of counsel, in a total amount that is not greater

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than $5,000); (g) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, in the form of a Canadian “wrapper” (excluding related fees and expenses of counsel to the Underwriter); and (h) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriter shall (i) pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriter and (ii) reimburse the Company for up to 50% of the expense of any aircraft jointly used in connection with any “road show” presentation. The parties hereto acknowledge and agree that the provisions of this Section 8 shall not affect any agreement that the Company and the Selling Stockholder have made or may make for the sharing of such costs and expenses.

9.    Conditions of Underwriter’s Obligations.    The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)            The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b)            Bass, Berry & Sims PLC shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached as Exhibit A (subject in each case to such qualifications and assumptions as are reasonably acceptable to the Underwriter).

(c)            Akerman Senterfitt, P.A. shall have furnished to the Underwriter its written opinion, as Florida counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached as Exhibit B (subject in each case to such qualifications and assumptions as are reasonably acceptable to the Underwriter).

(d)            Gardere Wynne Sewell LLP shall have furnished to the Underwriter its written opinion, as Texas counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the

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Underwriter, substantially in the form attached as Exhibit C (subject in each case to such qualifications and assumptions as are reasonably acceptable to the Underwriter).

(e)            Joseph, Greenwald & Laake, P.A. shall have furnished to the Underwriter its written opinion, as Maryland counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached as Exhibit D (subject in each case to such qualifications and assumptions as are reasonably acceptable to the Underwriter).

(f)            Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Underwriter its written opinion, as special tax counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached as Exhibit E (subject in each case to such qualifications and assumptions as are reasonably acceptable to the Underwriter).

(g)            Fulbright & Jaworski L.L.P. shall have furnished to the Underwriter its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriter and dated the Initial Delivery Date, substantially in the form attached as Exhibit F (subject in each case to such qualifications and assumptions as are reasonably acceptable to the Underwriter).

(h)            The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)             At the time of execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus and the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j)            With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), such accountants, if requested by the Underwriter, shall have delivered to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and

23

are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(k)            The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of the Company executed on its behalf by its Chief Executive Officer and its Chief Financial Officer stating that:

(i)                 The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and

(ii)                No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened.

(l)             The Selling Stockholder shall have furnished to the Underwriter on such Delivery Date a certificate, dated the Initial Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained in Section 2 and Section 7 of this Agreement are true and correct on and as of the Initial Delivery Date and that the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Initial Delivery Date.

(m)           Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

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(n)            [Reserved]

(o)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) there shall have been an outbreak or escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, if, in the judgment of the Underwriter, the effect of such outbreak, escalation or declaration is such as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Shares on the Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p)            Letter agreements, substantially in the form of Exhibit G hereto, between Deutsche Bank Securities Inc. and the stockholders of the Company set forth on Schedule 1, shall have been delivered to the Underwriter on or before the date of this Agreement and shall be in full force and effect on such Delivery Date.

(q)            No stop order suspending the qualification or exemption from qualification of the Shares in any jurisdiction shall have been issued, and no proceeding for that purpose shall have been commenced.

(r)            The Company shall have furnished to the Underwriter a certificate of its Chief Executive Officer, dated the date hereof and each Delivery Date, substantially in the form of Exhibit I hereto.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10. Indemnification and Contribution.

(a)            The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against

25

any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.

(b)            The Selling Stockholder shall indemnify and hold harmless the Underwriter, its directors, officers and employees, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any “free writing prospectus” (as

26

defined in Rule 405), prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Shares in violation of Section 7(b) (a “Selling Stockholder Free Writing Prospectus”), (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred or (iii) any breach of any representation or warranty of the Selling Stockholder in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby; provided, however, that the Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement or in any Permitted Issuer Information or any Non-Prospectus Road Show in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company by the Selling Stockholder specifically for inclusion therein, or arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any Selling Stockholder Free Writing Prospectus. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds (after deducting the Underwriter’s discounts and commissions but before deducting expenses) from the offering of the Shares purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholder may otherwise have to the Underwriter or any officer, employee or controlling person of the Underwriter.

(c)            The Underwriter shall indemnify and hold harmless the Company, the Selling Stockholder, their respective directors, officers and employees and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-

27

Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, the Selling Stockholder or any such director, officer, employee or controlling person.

(d)            Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ one counsel (plus one local counsel) to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time of such notice to the indemnified party to retain counsel reasonably satisfactory to the indemnified party to assume the defense of such claim or action; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or

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compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)            If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (after deducting the Underwriter’s discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e)

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shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and the Selling Stockholder shall not be required to contribute any amount in excess of the net proceeds (after deducting the Underwriter’s discounts and commissions but before deducting expenses) the Selling Stockholder received from the sale of its Shares in the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            The Underwriter confirms and the Company and the Selling Stockholder acknowledge and agree that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the sentence relating to concessions and paragraphs relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show.

(g)            The Selling Stockholder confirms and the Company and the Underwriter acknowledge and agree that the statements regarding Selling Stockholder set forth in the first paragraph and the table immediately following such paragraph under the caption “Selling Stockholder” in the Preliminary Prospectus and the Prospectus constitute the only information concerning the Selling Stockholder furnished in writing to the Underwriter by or on behalf of the Selling Stockholder specifically for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show.

11. [Reserved].

12. Termination.        The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Shares if, prior to that time, (a) any of the events described in Section 9(l) shall have occurred or (b) if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement.

13. Reimbursement of Underwriter’s Expenses.    If the Selling Stockholder shall fail to tender the Shares for delivery to the Underwriter for any reason or the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement, the Company and the Selling Stockholder will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with

30

this Agreement and the proposed purchase of the Shares, and upon demand the Company and the Selling Stockholder shall pay the full amount thereof to the Underwriter. If the Company is required to make any payments to the Underwriter under this Section 13 because of the Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriter set forth in Section 9, the Selling Stockholder shall reimburse the Company on demand for all amounts so paid. If this Agreement is terminated pursuant to Section 11 by reason of the default of the Underwriter, neither the Company nor the Selling Stockholder shall be obligated to reimburse the Underwriter on account of those expenses.

14. Research Analyst Independence.      The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholder by such Underwriter’s investment banking divisions. The Company and the Selling Stockholder acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty.    The Company and the Selling Stockholder acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company, Selling Stockholder and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to either the Company or the Selling Stockholder, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company or Selling Stockholder shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company and the Selling Stockholder. The Company and the Selling Stockholder hereby waive any claims that the Company or the Selling Stockholder may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, Etc.      All statements, requests, notices and agreements hereunder shall be in writing, and:

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(a)  if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk (Fax: (212) 797-9344), with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel;

(b)  if to the Company, shall be delivered or sent by mail or facsimile transmission to Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, (fax: (615) 316-6544); Attention: Carter R. Todd, Esq., with a copy to Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201 (fax: (615) 742-2775); Attention: F. Mitchell Walker, Jr.; and

(c)  if to the Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to the Selling Stockholder to TRT Holdings, Inc., 600 E. Las Colinas Blvd., Suite 1900, Irving, Texas 75039, Attention: James D. Caldwell, Esq. and Michael G. Smith, Esq. (Fax: (214) 283-8501), or such other address as shall be provided in writing by the Selling Stockholder to the Company and the Underwriter, with a copy to Fulbright & Jaworski L.L.P., 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201, Attention: Glen J. Hettinger (Fax (214) 885-8200).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made by or on behalf of the Underwriter, and the Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholder by the Custodian or one or more attorneys-in-fact.

17. Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter, each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival.        The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect,

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regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day” and “Subsidiary.”    For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

20. Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Submission to Jurisdiction, Etc.    The Company and the Selling Stockholder hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby waive any right to trial by jury in any action, claim or proceeding with respect to this Agreement or the transactions contemplated hereby.

22. Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23. Headings.      The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

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If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

GAYLORD ENTERTAINMENT COMPANY

By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Executive Vice President

[Signature Page – Underwriting Agreement]

TRT HOLDINGS, INC.

By:	/s/ James D. Caldwell
Name: James D. Caldwell
Title: President

[Signature Page – Underwriting Agreement]

Accepted:

BY DEUTSCHE BANK SECURITIES INC.

By:	/s/ Arthur Goldfrank
Name: Arthur Goldfrank
Title: Managing Director

By:	/s/ Jeremy Fox
Name: Jeremy Fox
Title: Managing Director

[Signature Page – Underwriting Agreement]

SCHEDULE 1

PERSONS DELIVERING LOCK-UP AGREEMENTS

Securityholders

1.	Glenn J. Angiolillo
2.	Michael J. Bender
3.	E. K. Gaylord II
4.	Ralph Horn
5.	David W. Johnson
6.	Ellen Levine
7.	Terrell T. Philen, Jr.
8.	Robert S. Prather, Jr.
9.	Colin V. Reed
10.	Michael D. Rose
11.	Michael I. Roth
12.	David C. Kloeppel
13.	Mark Fioravanti
14.	Carter R. Todd
15.	Rod Connor

EXHIBIT A

BASS BERRY & SIMS PLC OPINION

1.        Each of the Company and its subsidiaries listed on Annex 1 (the “Subsidiaries”) attached to the Underwriting Agreement has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization.

2.        Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing under the laws of each jurisdiction set forth opposite its name on Annex 1, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change.

3.        The Company has the corporate power and corporate authority to own or lease its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus.

4.        The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

5.        The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated by the Underwriting Agreement will not (i) constitute a violation of the provisions of the Certificate of Incorporation or By-laws, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract; or (iii) constitute a violation, or result in any contravention, of any applicable Tennessee statute, rule or regulation, the DGCL or any judgment or order known to us of any federal, Tennessee or Delaware court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or their properties or assets.

6.        No Governmental Approval that has not been obtained or taken and is not in full force and effect is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Company, or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except as set forth in the Pricing Disclosure Package and the Prospectus,.

7.        The Option Shares have been duly authorized by all requisite corporate actions on the part of the Company under the DGCL and, when delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

8.        The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus.

9.        To our knowledge, based solely on the corporate records of the Company, the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

10.      The form of certificate used to evidence the Common Stock complies in all material respects with the applicable requirements of the Certificate of Incorporation, the By-laws and the DGCL.

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11.      The statements in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

12.      The Company is not, and, solely after giving effect to the offering and sale of the Option Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” as such term is defined in the 1940 Act, as amended.

Additionally, you have solicited certain comments from us regarding the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package. The Registration Statement, at the Effective Time, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements and related notes, and the schedules and other financial information included therein or excluded therefrom), and, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement or the Prospectus, no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements and related notes, and the schedules and other financial information included therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement). In addition, although we assume no responsibility for the accuracy, completeness or fairness of the Pricing Disclosure Package, no facts have come to our attention that have caused us to believe that the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements and related notes, and the schedules and other financial information included therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement). “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriter, and “Applicable Time” means [time] on [date], 2012. We have been orally advised by the Commission that, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

A-2

EXHIBIT B

AKERMAN SENTERFITT, P.A. OPINION

Beppy Landrum Owen, Esq.

Akerman Senterfitt

420 South Orange Avenue

Suite 1200

Orlando, FL 32801-4904

Tel: 407.423.4000

Fax: 407.843.6610

Dir: 407.419.8463

Dir Fax: 407.254.3773

beppy.owen@akerman.com

August [    ], 2012

Deutsche Bank Securities, Inc.

60 Wall Street

New York, New York 10005

Re:     Florida Local Counsel Legal Opinion

Ladies and Gentlemen:

           We have acted as local Florida counsel to Gaylord Entertainment Company, a Delaware corporation (“Gaylord Parent”) in connection with the sale of securities of Gaylord pursuant to a secondary offerin underwritten by Deutsche Bank Securities, Inc. (the “Transaction”).

           This opinion letter is furnished to you at the request and with the consent of Gaylord Parent and is prepared and is to be construed in accordance with the Report on Third-Party Legal Opinion Customary Practice in Florida, dated December 3, 2011 (the “Report”). The Report is incorporated by reference into this opinion letter. This opinion letter is limited to the matters expressly stated herein. No opinions are to be inferred or implied beyond the opinions expressly so stated.

           In connection with issuing the opinions set forth in this opinion letter, we have reviewed originals or copies of the following documents operative with respect to Gaylord Parent and those certain affiliates of Gaylord Parent identified on Exhibit A hereto (collectively with Gaylord Parent, the “Gaylord Companies”) (as more further identified on Exhibit A hereto, such documents are hereinafter collectively referred to as the “Opinion Documents”):

(i)	Certificate of Status for Gaylord Parent issued by the Florida Department of State, dated as of [—].

(ii)	Certificate of Status for Gaylord Parent issued by the Delaware Secretary of State, dated as of August 1, 2012.

(iii)	Certificate of Status for Gaylord Hotels, Inc. (“Gaylord Hotels”), issued by the Florida Department of State, dated as of

[—].

(iv)	Certificate of Status for Gaylord Hotels, Inc. issued by the Delaware Secretary of State, dated as of August 1, 2012.

(v)	Certificate of Status for Opryland Hospitality, LLC (“Opryland Hospitality”), issued by the Florida Department of State, dated as of [—].

(vi)	Certificate of Status for Opryland Hospitality issued by the Tennessee [Department], dated as of [—].

(vii)	Certificate of Status for Opryland Hotel-Florida Limited Partnership (“Opryland Hotel-Florida”), issued by the Florida Department of State, dated as of [—].

(viii)	Opryland Hotel-Florida Certificate of Limited Partnership (Certified).

(ix)	Restated Limited Partnership Agreement for Opryland Hotel-Florida, entered into effective as of January 23, 1998, by and among Opryland Hospitality, LLC, as the general partner, and Gaylord Hotels, LLC, as the limited partner (the “Restated Partnership Agreement”).

           For purposes of rendering the opinions contained in this opinion letter, we have not reviewed, and we give no opinion with respect to or as to the effect of, any documents other than the Opinion Documents listed above. We have also not reviewed any documents that may be referred to in or incorporated by reference into any of the Opinion Documents listed above. We note that we have been retained to act solely as local Florida counsel to Gaylord Parent in connection with the Transaction. We are not regular counsel to Gaylord Parent or any of the Gaylord Subsidiaries and are not generally informed as to their respective business affairs.

           We have, with your consent, assumed that certificates of public officials dated earlier than the date of this opinion letter remain accurate from such earlier dates through and including the date of this opinion letter. With respect to foreign entities qualified to do business in Florida, we have also assumed, based upon the Certificates of Status received from such foreign entities’ jurisdiction of original organization, that each foreign entity’s organization and status under the laws of its jurisdiction of original organization are good and valid.

           With respect to Opryland Hospitality, we have assumed that the articles of conversion filed with the Tennessee Secretary of State as of December 1, 2000, converting the entity formerly known as Opryland Hospitality, Inc. to “Opryland Hospitality, LLC,” (the “Opryland Hospitality Conversion”) have effected a valid conversion, and that all liabilities and obligations of the original formation were legally assumed by Opryland Hospitality pursuant to such conversion.

          With respect to Gaylord Hotels, we have assumed that the articles of conversion filed with the Delaware Secretary of State as of December 27, 2006, converting the entity formerly known as Gaylord Hotels, LLC to “Gaylord Hotels, Inc.,” (the “Gaylord Hotels Conversion”) have effected a valid conversion, and that all liabilities and obligations of the original formation were legally assumed by Gaylord Hotels pursuant to such conversion.

          With respect to Opryland Hotel-Florida, we note that the original Certificate of Limited Partnership for Opryland Hotel-Florida was filed with the Florida Department of State on January 23, 1998. We note that the effective date of the Restated Partnership Agreement of January 23, 1998, predates the date of original organization of the limited partner, Gaylord Hotels. We also note the reference to the general partner as “Opryland Hospitality, LLC,” as of the effective date January 23, 1998, predates the Opryland Hospitality Conversion. We have, with your consent, assumed that the Restated Partnership Agreement was executed on a date following the formation of Gaylord Hotels and following the date of the Opryland Hospitality Conversion, and that the effective date of the Restated Partnership Agreement reflects the parties’ intent that the agreement be retroactively enforceable. Although the Florida Revised Uniform Limited Partnership Act of 2005 does not require that a Florida limited partnership have a written limited partnership agreement, having a written agreement is such a rudimentary organizational step that, if not satisfied, would preclude us from opining that a Florida limited partnership is validly organized. For purposes of our opinion, therefore, we assume that the Restated Partnership Agreement has been validly ratified by Gaylord Hotels and Opryland Hospitality, and that the terms of the agreement are valid, enforceable and binding upon the parties.

          In rendering the opinions set forth herein, we have relied, without investigation, on each of the assumptions implicitly included in all opinions of Florida counsel that are set forth in the Report in “Common Elements of Opinions – Assumptions.”

          Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications contained herein, we are of the opinion that:

1.	Based solely on the Certificate of Status for such entity issued by the Florida Department of State as identified on Exhibit A hereof, Gaylord Parent is authorized to transact business as a foreign corporation in the state of Florida, and its status in Florida is active.

2.	Based solely on the Certificate of Status for such entity issued by the Florida Department of State as identified on Exhibit A hereof, Gaylord Hotels is authorized to transact business as a foreign corporation in the state of Florida, and its status in Florida is active.

3.	Based solely on the Certificate of Status for such entity issued by the Florida Department of State as identified on Exhibit A hereof, Opryland Hospitality is authorized to transact business as a foreign limited liability company in the state of Florida, and its status in Florida is active.

4.	Opryland Hotel-Florida is a limited partnership duly organized under Florida law, and its status in Florida is active.

           The foregoing opinions are subject to the following exceptions, qualifications and limitations:

           We do not express any opinion as to the laws of any jurisdiction other than the State of Florida.

           No opinion is expressed herein with respect to any provision of the documents delivered in connection with the Transaction other than the Opinion Documents.

           We exclude from this opinion letter an opinion as to the applicability or effect of any federal or state taxes, including income taxes, sales taxes and franchise fees.

           No opinion is expressed herein with respect to any consent, approval, authorization or other action or filing necessary for the ongoing operation of any of the Gaylord Companies’ businesses.

           This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any Applicable Laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts or other developments, whether existing before or first arising after the date hereof, that might change the opinions expressed above. When used in this opinion letter, the term “Applicable Laws” means the federal and Florida laws, rules and regulations that a Florida counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Gaylord Companies or the Transaction, but excluding the laws, rules and regulations that are defined as the Excluded Laws in the “Common Elements of Opinions-Limitations to Laws of Specific Jurisdictions or to Substantive Areas of Law; Excluded Areas of Law” section of the Report.

           This opinion letter is furnished to you solely for your benefit in connection with the Transaction and may not be relied upon by any other party without our prior written consent in each instance. Further, copies of this opinion letter may not be furnished to any other party, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without our prior written consent in each instance.

Very truly yours,

LAW FIRM’S SIGNATURE

Exhibit A

to

|Legal Opinion

OPINION DOCUMENTS

Copies of the following Opinion Documents are attached hereto and made a part of this Exhibit A:

Gaylord Company Name	Type of Entity	Opinion Documents

Gaylord Entertainment Company	corporation	Delaware: Certificate of Status Issued by Delaware Secretary of State, dated August 1, 2012 Florida: Certificate of Status Issued by Florida Secretary of State, dated [to come]

Gaylord Hotels, Inc.	corporation	Delaware: Certificate of Status Issued by Delaware Secretary of State, dated August 1, 2012 Florida: Certificate of Status Issued by Florida Secretary of State, dated [to come]

Opryland Hospitality, LLC	limited liability company	Tennessee: Certificate of Status for Opryland Hospitality issued by the Tennessee [Department], dated [to come]. Florida: Certificate of Status Issued by Florida Secretary of State, dated [to come]

Opryland Hotel–Florida Limited Partnership	limited partnership

Florida:

Certificate of Status Issued by Florida Secretary of State, dated August 2, 2012

[Certified Certificate of Limited Partnership, to come]

Restated Limited Partnership Agreement for Opryland Hotel-Florida, entered into effective as of January 23, 1998, by and among Opryland Hospitality, LLC, as the general partner, and Gaylord Hotels, LLC, as the limited partner

[other documents, if any, to come]

EXHIBIT C

GARDERE WYNNE SEWELL LLP OPINION

Draft Gardere opinion

August 8, 2012

August     , 2012

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

At the request of Bass, Berry & Sims PLC, who we understand is acting as counsel for Gaylord Entertainment Company, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated August     , 2012, among the Company, TRT Holdings, Inc. and Deutsche Bank Securities Inc. (the “Underwriting Agreement”), we have acted as special Texas counsel to Gaylord Beverages of Texas, Inc., a Texas corporation (the “Texas Corporation”), Opryland Management, LLC and Opryland Operations, LLC, each a Texas limited liability company (collectively, the “Texas LLCs,” and each, individually, a “Texas LLC,” and with the Texas Corporation and the Texas LLCs being herein collectively called the “Texas Entities,” and each, individually, a “Texas Entity”), Opryland Hotel–Texas Limited Partnership, a Delaware limited partnership (“Opryland Hotel”), and Opryland Hospitality, LLC, a Tennessee limited liability company (“Opryland General Partner”) and the General Partner of Opryland Hotel, in each case for purposes of rendering the opinions hereinafter set forth in this opinion letter, which is being delivered to you pursuant to Section 9(d) of the Underwriting Agreement.

In rendering our opinions set forth in this opinion letter, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of the following documents:

The Underwriting Agreement;

(a)	Articles of Incorporation for the Texas Corporation, certified by the Secretary of State of the State of Texas (the “Tx SOS”) on August 3, 2012, as being a true and correct copy on file in its office on that date; and further certified as being a complete and correct copy, and in full force and effect on the date hereof, by Angela R. Mitcham, as Secretary of the Texas Corporation;

(b)	Bylaws of the Texas Corporation, certified as being a complete and correct copy, and in full force and effect on the date hereof, by Angela R. Mitcham, as Secretary of the Texas Corporation;

(c)	Certificate of Formation for each Texas LLC, each certified by the Tx SOS on August 3, 2012, as being a true and correct copy on file in its office on that date; and each as further certified as being a complete and correct copy, and in full force and effect on the date hereof, by Angela R. Mitcham, as Manager of each respective Texas LLC;

(d)	Company Agreement for each Texas LLC, each certified as being a complete and correct copy, and in full force and effect on the date hereof, by Angela R. Mitcham, as Manager of each respective Texas LLC;

(e)	Application for Registration as a Foreign Limited Partnership for Opryland Hotel, certified by the Tx SOS on August 3, 2012, as a true and correct copy on file in its office on that date; and further certified as being a complete and correct copy, and in full force and effect on the date hereof, by Carter R. Todd, as Secretary of Opryland General Partner;

(f)	Limited Partnership Agreement of Opryland Hotel, certified as being a complete and correct copy, and in full force and effect on the date hereof, by Carter R. Todd, as Secretary of Opryland General Partner;

(g)	Application for Certificate of Authority by a Limited Liability Company for Opryland General Partner, certified by the Tx SOS on August 3, 2012, as a true and correct copy on file in its office on that date; and further certified as being a complete and correct copy, and in full force and effect on the date hereof, by Carter R. Todd, as Secretary of Opryland General Partner;

(h)	Restated Operating Agreement of Opryland General Partner, certified as being a complete and correct copy, and in full force and effect on the date hereof, by Carter R. Todd, as Secretary of Opryland General Partner;

(i)	With respect to each Texas Entity, a Certificate of Fact, dated August , 2012, from the Tx SOS certifying as of the date thereof, as to the entity status of each such Texas Entity, as applicable, that such entity status is “in existence” in Texas (with respect to each such Texas Entity, such Certificate, its “ Texas Entity Existence Certificate”);

(j)	With respect to each Texas Entity, a Certificate of Account Status, dated August , 2012, issued by the Comptroller of Public Accounts of the State of Texas certifying that as of the date thereof each such Texas Entity, as applicable, is in good standing in Texas (with respect to each such Texas Entity, such Certificate, its “Texas Entity Good Standing Certificate”);

(k)	With respect to Opryland Hotel, a Certificate of Fact, dated August , 2012, from the Tx SOS certifying as of the date thereof, as to the entity status of Opryland Hotel, that such entity status is “in existence” in Texas (the “Opryland Hotel Existence Certificate”);

(l)	With respect to Opryland Hotel, a Certificate of Account Status, dated August , 2012, issued by the Comptroller of Public Accounts of the State of Texas certifying that as of the date thereof Opryland Hotel is in good standing in Texas (the “Opryland Hotel Good Standing Certificate”);

(m)	With respect to Opryland General Partner, a Certificate of Fact, dated August , 2012, from the Tx SOS certifying as of the date thereof, as to the entity status of Opryland General Partner, that such entity status is “in existence” in Texas (the “Opryland General Partner Existence Certificate”); and

(n)	With respect to Opryland General Partner, a Certificate of Account Status, dated August , 2012, issued by the Comptroller of Public Accounts of the State of Texas certifying that as of the date thereof Opryland General Partner is in good Standing in Texas (the “Opryland General Partner Good Standing Certificate”).

We have also examined such certificates of public officials, and such other documents, records, certificates and instruments, and we have considered such questions of law, as we have deemed necessary for the purposes of rendering the opinions expressed herein. As to various questions of fact material to our opinions expressed herein, we have relied upon certificates and written statements of officers, managers and other representatives of each of the Texas Entities, Opryland Hotel, and Opryland General Partner, as applicable. Except for review and examination of the documents identified in items (b) through (o) above with respect to the Texas Entities, Opryland Hotel and Opryland General Partner, we have made no independent investigation as to the formation, organization, existence or affairs of any Texas Entity, or of Opryland Hotel or Opryland General Partner. With respect to Opryland Hotel and Opryland General Partner, we have assumed that each of Opryland Hotel and Opryland General Partner is duly formed and organized, and is validly existing and in good standing, under the laws of its respective state of formation.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.        The Texas Corporation is a corporation validly existing and in good standing under the laws of the State of Texas.

2.        Each Texas LLC is a limited liability company validly existing and in good standing under the laws of the State of Texas.

3.        Opryland Hotel is duly registered as a foreign limited partnership under the laws of the State of Texas, is authorized to transact business in the State of Texas, and is in good standing under the laws of the State of Texas.

4.        Opryland General Partner is duly registered as a foreign limited liability company under the laws of the State of Texas, is authorized to transact business in the State of Texas, and is in good standing under the laws of the State of Texas.

The opinions expressed herein are subject to the following qualifications and limitations:

  a.        The opinions expressed in Paragraph 1 of this opinion letter regarding the existence and good standing of the Texas Corporation under the laws of the State of Texas are rendered solely on the basis of its Texas Entity Existence Certificate and its Texas Entity Good Standing Certificate.

  b.        The opinions expressed in Paragraph 2 of this opinion letter regarding the existence and good standing of each Texas LLC under the laws of the State of Texas are rendered solely on the basis of such Texas LLC’s Texas Entity Existence Certificate and such Texas LLC’s Texas Entity Good Standing Certificate.

  c.        The opinions expressed in Paragraph 3 of this opinion letter regarding the registration, authorization and good standing of Opryland Hotel under the laws of the State of Texas are rendered solely on the basis of Opryland Hotel Existence Certificate and the Opryland Hotel Good Standing Certificate.

  d.        The opinions expressed in Paragraph 4 of this opinion letter regarding the registration, authorization and good standing of Opryland General Partner under the laws of the State of Texas are rendered solely on the basis of Opryland General Partner Existence Certificate and the Opryland General Partner Good Standing Certificate.

  e.        The opinions set forth herein are limited to and based solely upon the current laws of the State of Texas, and we express no opinion with respect to, and assume no responsibility as to the applicability or the effect of, the laws of any other jurisdiction, including, without limitation, the laws of the State of New York and the federal laws of the United States of America.

  f.        The opinions set forth herein are rendered as of the date hereof. We undertake no obligation, and disclaim all obligation, to advise you of any subsequent changes or developments in any law or facts which might affect any matters or opinions set forth herein.

This opinion letter is solely for your benefit and use only in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by you for any other purpose, or furnished to, circulated, quoted or relied upon by any other person or entity for any purpose, without our prior written consent; except that, at your request, we hereby consent to reliance on this opinion letter by Deutsche Bank Securities Inc., on the condition and with the understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to any person or to update this opinion letter, to consider its applicability or correctness to other than the addressees named above, or to take into account any changes in law, facts, or other developments of which we may later become aware, and (iii) any such reliance must be actual and reasonable under the circumstances existing at the time of assignment, including (without limitation) any changes in law, facts, or other developments that occur after the date hereof. We also consent to the reliance on this opinion letter by Bass, Berry & Sims PLC for purposes of its opinion letter to be delivered pursuant to Section 9(b) of the Underwriting Agreement.

Very truly yours,

GARDERE WYNNE SEWELL LLP

By:
[Barry D. Drees] [James S. Pleasant], Partner

Exhibit A

to

|Legal Opinion

OPINION DOCUMENTS

Copies of the following Opinion Documents are attached hereto and made a part of this Exhibit:

1.	Opryland General Partner Good Standing Certificate

2.	Opryland Hotel Good Standing Certificate

3.	Texas Entity Good Standing Certificate

EXHIBIT D

JOSEPH, GREENWALD & LAAKE, P.A. OPINION

August [    ], 2012

To:  Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Re:  Underwritten secondary offering of [5,643,129] shares of common stock, $0.01 par value per share, of Gaylord Entertainment Company (“Gaylord”) offered by TRT Holdings, Inc. (the “Selling Stockholder”) pursuant to the terms of the Underwriting Agreement, dated as of August     , 2012, among the Selling Stockholder, Gaylord and you (the “Underwriting Agreement”).

Ladies and Gentlemen:

We have acted as special local Maryland counsel to Gaylord National, LLC (“the Company”) with respect to the laws of the State of Maryland (the “State”) in connection with the above referenced transaction (the “Transaction”) in which the Company is a guarantor. With respect to the Transaction, Gaylord has requested that we render to you the opinions set forth herein.

I.  OPINIONS

Subject to the qualifications, exclusions, assumptions or limitations herein contained, we are of the opinion that:

1. Company Formation; Good Standing.

(a) Based solely on the copy of (i) the Articles of Organization which are attached hereto and incorporated by reference herein and (ii) the Certificate of Good Standing dated August 2, 2012, a copy of which is also attached hereto, the Company has been duly organized, is validly existing and in good standing under the laws of the State, which is its state of organization.

(b) The Company is duly qualified to do business in the State and is in good standing under the laws of the State.

II. SCOPE AND GENERAL STATEMENTS

This opinion is provided for purposes of complying with the requirements of the Transaction and without our prior written consent may not be relied upon, used, circulated,

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quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever other than reliance thereon by the addressee of this opinion, it’s successors and assigns in interest. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

Although we have acted as special local counsel to the Company, in connection with the preparation and delivery of this opinion, our representation has been limited to specific matters from time to time referred to us for substantive legal attention by the Company and factual matters or agreements pertaining to the Transaction may exist of which we have no knowledge or information. However, we have no current actual knowledge of any facts or circumstances which would make any opinion expressed herein incorrect or subject to question or require further investigation of any laws, facts or circumstances.

Our opinion is limited to the matters specifically addressed herein and we express no opinion on and no opinion is to be inferred or implied with respect to, any matter no specifically addressed herein. We express no opinion as to the enforceability or effect of any document not specifically described herein. Further, this opinion is rendered as to the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

We are licensed to practice law in the State, and we express no opinion with respect to the effect of any laws other than the laws of the State and the United States.

Very truly yours,

JOSEPH, GREENWALD & LAAKE, P.A.

Jerry D Miller

JDM:tc

D-2

EXHIBIT E

SPECIAL TAX COUNSEL OPINIONS

1.          Commencing on January 1, 2013, Granite will be organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation as described in the Pricing Disclosure Package and the Prospectus will enable Granite to meet the requirements for qualification and taxation as a REIT.

2.          Although it does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of common stock of the Company and, following the Merger, common stock of Granite, the Merger or of the Special E&P Distribution, the discussion set forth in the Pricing Disclosure Package and the Prospectus under the heading “Material Federal Income Tax Consequences,” though general in nature, constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the ownership and disposition of common stock of the Company and, following the Merger, common stock of Granite, the Merger and of the Special E&P Distribution.

E-1

EXHIBIT F

SELLING STOCKHOLDER COUNSEL OPINIONS

1.          The Selling Stockholder has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of organization.

2.          The Underwriting Agreement and Release Letter have been duly authorized and executed and delivered by the Selling Stockholder.

3.          The Underwriting Agreement and the Release Letter constitute valid and binding agreements of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with their terms, subject to (i) the effects of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

4.          The execution and delivery by the Selling Stockholder of the Underwriting Agreement and the Release Letter, and the consummation by the Selling Stockholder of the transactions contemplated thereby will not (i) conflict with the Selling Stockholder’s organizational documents, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract, or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or Applicable Order.

5.          No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement or the Release Letter by the Selling Stockholder, or the consummation by the Selling Stockholder of the transactions contemplated thereby, except as set forth in the Pricing Disclosure Package and the Prospectus.

6.          Upon payment for the Shares to be sold by the Selling Stockholder to the Underwriter as provided in the Underwriting Agreement and indication by the DTC by book entry (within the meaning of Section 8-501(b)(1) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) that it has credited the interest in such Shares on the records of the DTC to a securities account or securities accounts (within the meaning of Section 8-501(a) of the UCC) in the name of the Underwriter maintained at the DTC (assuming the Underwriter acquires its interest in the Shares and the related security entitlement thereto without “notice of any adverse claim” (as such phrase is defined in Section 8-105 of the UCC)), (A) under Section 8-501 of the UCC, the Underwriter will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares and (B) no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) may be asserted against the Underwriter.

F-1

In rendering the foregoing opinions:

(A) counsel may assume that when such payment, delivery and crediting occur, (i) DTC will be a “clearing corporation” within the meaning of Section 8-102 of the UCC, (ii) pursuant to Section 8-102(7) of the UCC, the Underwriter has been identified in the records of DTC as the entitlement holder for the Shares in the securities account or securities accounts of the Underwriter maintained with DTC, (iii) DTC is a “securities intermediary” within the meaning of Section 8-102 of the UCC, and (iv) the security intermediary’s jurisdiction for purposes of Section 8-110(e) of the UCC is New York; and

(B) counsel may note that (i) pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights and obligations of DTC or the Underwriter even if the rules conflict with the UCC, (ii) claims of creditors of DTC may be given priority over the claims of entitlement holders to the extent set forth in Section 8-511(b) and claims of creditors of DTC may be given priority over the claims of entitlement holders to the extent set forth in Section 8-511(c) of the UCC, (iii) if at any time the DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares held by DTC or such securities intermediary, (iv) pursuant to Section 8-501(b) of the UCC, a security entitlement is not dependent upon a securities intermediary actually holding the underlying financial asset, and (v) as set forth in Section 8-503(b) of the UCC, a security entitlement to a financial asset does not create any rights in any specific financial asset, but is instead a pro rata property interest in the financial asset held by the securities intermediary.

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EXHIBIT G

LOCK-UP LETTER AGREEMENT

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

  The undersigned understands that you, as Underwriter (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of shares (the “Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of Gaylord Entertainment Company, a Delaware corporation (the “Company”), and that the Underwriter proposes to reoffer the Shares to the public (the “Offering”).

  In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Deutsche Bank Securities Inc., on behalf of the Underwriter, the undersigned will not, directly or indirectly, for a period commencing on the date hereof and ending on the 60th day after the date of the final prospectus supplement relating to the Offering (such 60-day period, the “Lock-Up Period”), (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) other than with respect to the registration of Shares, if any, to be sold by the undersigned to the Underwriter in the Offering, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Lock-Up Period, then in each case the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless Deutsche Bank Securities Inc. waives, in writing, such extension.

  The foregoing sentence shall not apply to:

  (a)        bona fide gifts, sales or other dispositions of shares of any class of the Company’s share capital, in each case that are made exclusively (1) between and/or among the undersigned or members of the undersigned’s family, (2) between the undersigned and a trust for the direct or indirect benefit of the undersigned or members of the undersigned’s family, (3) between the undersigned and any third party granted an interest in the undersigned’s will or under the laws of descent, (4) between the undersigned and affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company) or (5) involving Common Stock acquired by the undersigned in open market transactions after the completion of this Offering; provided that, in the cases of (1) through (4) above, it shall be a condition to any such transfer that the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and provided further that, in the cases of (1) through (5) above, it shall be a condition to any such transfer that (i) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition;

  (b)        entering into a written plan meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that no sales of the Company’s securities shall occur under such plan during the Lock-Up Period; or

  (c)        any transfers to the Company of Common Stock upon exercise of stock incentive awards for the payment of any exercise price or tax withholding obligations in respect of such awards.

  In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

  It is understood that the undersigned will be released from its obligations under this Lock-Up Letter Agreement, (1) if the Company notifies the Underwriter that it does not intend to proceed with the Offering, or (2) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares.

  The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

  Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, any selling stockholders named therein and the Underwriter.

[Signature page follows]

  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Dated:             , 2012

EXHIBIT H

FORM OF RELEASE LETTER

TRT HOLDINGS, INC.

August [    ], 2012

Via E-mail

Brian Turrentine

JPMorgan Private Bank

2200 Ross Avenue, 7th Floor

TX1-2968

Dallas, TX 75201

With a copy to:

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Re:	Sale of Common Stock in Gaylord Entertainment Company and Second Amended and Restated Liquidity Assurance and Default Contingency Agreement dated as of October 30, 2009 between TRT Holdings, Inc. (“TRT”) and JPMorgan Chase Bank, N.A., as collateral agent (the “Liquidity Agreement”). Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as set forth in the Liquidity Agreement.

Dear Brian:

TRT owns [5,643,129] shares of the common stock, $0.01 par value per share (“Common Stock”), of Gaylord Entertainment Company (“Gaylord”), that are held by the Collateral Agent in the Securities Account in accordance with the terms and conditions of the Liquidity Agreement.

TRT has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”) and Gaylord on the date hereof, pursuant to which the Underwriter will purchase [            ] shares of Common Stock (the “Firm Shares”) from TRT

at price of $[        ] per share resulting in a total purchase price (the “Purchase Price”) of $[        ] (the “Sale”).

TRT is selling the Firm Shares to the Underwriter pursuant to the permissions set forth in Section 2.3(c) of the Liquidity Agreement and in that connection we represent and warrant to the Collateral Agent and the Lenders that (i) the Sale complies and will comply with the requirements of Section 2.3 (c) of the Liquidity Agreement and (ii) no Default or any Event of Default otherwise exists or will result from the Sale.

In furtherance of the foregoing, you are hereby instructed pursuant to Section 2.3(c) of the Liquidity Agreement to deliver the Firm Shares to the Underwriter through the facilities of The Depository Trust Company on the “Initial Delivery Date” (as defined in the Underwriting Agreement) pursuant to instructions you will receive from the Underwriter (the “Underwriter Instructions”), upon and simultaneously with your receipt of $[ ] in immediate available funds pursuant to the wire instructions set forth on Exhibit A, for deposit in the deposit account listed on Schedule 1 of the Liquidity Agreement in which the Collateral Agent has a first perfected security interest.

Please sign below to acknowledge and agree that (i) such [5,643,129] shares of Common Stock are held as of the date hereof by the Collateral Agent in the Securities Account, and (ii) upon receipt of the Purchase Price in accordance with the instructions set forth below, you will transfer the Firm Shares to the Underwriter in accordance with the Underwriter Instructions.

TRT and the Collateral Agent acknowledge and agree that the Underwriter shall be entitled to rely on this Release Letter for purposes of the Sale. TRT and the Collateral Agent also acknowledge and agree that this Release Letter represents an irrevocable instruction to transfer the Firm Shares to the Underwriter on the Initial Delivery Date and cannot be amended or terminated without the prior written consent of Gaylord and the Underwriter.

Very truly yours,

Michael G. Smith

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A.

By:

Name: Brian Turrentine
Title: Managing Director

Exhibit A

ABA: 021000021

Bank Name: JP Morgan Chase Bank, NA

Account Name: TRT HOLDINGS INC - LIQUIDITY ASSURANCE DEPOSIT ACCOUNT

Account Number: xxxxxx5036

EXHIBIT I

[Gaylord Entertainment Company Letterhead]

GAYLORD ENTERTAINMENT COMPANY

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

[—], 2012

The undersigned, the Chief Financial Officer of Gaylord Entertainment Company, a Delaware corporation (the “Company”), pursuant to Section [—] of the Underwriting Agreement, dated as of the date set forth above (the “Underwriting Agreement”), by and among the Company, TRT Holdings, Inc., a Delaware corporation (the “Selling Stockholder”), and Deutsche Bank Securities Inc. (the “Underwriter”) relating to the sale by the Selling Stockholder to the Underwriter of an aggregate of [—] shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share [, and the sale by the Company of up to an additional [—] shares (the “Option Shares”) of the Company’s common stock at the Underwriter’s option], hereby certifies that he is authorized to execute this Certificate in the name and on behalf of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. The Firm Shares and the Option Shares are hereinafter referred to as the “Shares.”

The undersigned also hereby certifies, in his capacity as Chief Financial Officer of the Company, as follows:

a.	I have overseen the preparation of the financial and other data circled on the attached Exhibit A (the “Financial Information”), which is included in the Registration Statement and the Pricing Disclosure Package.

b.	In connection with the preparation of the Financial Information, I or persons under my supervision, have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such data.

c.	The Financial Information is (i) accurately derived from the Company’s accounting books and records (supporting schedules for which are attached hereto), or (ii) accurately derived from internal records or schedules prepared by the Company’s management (supporting schedules for which are attached hereto), and is in each instance true and complete in all material respects.

This certificate is being furnished to the Underwriter to assist it in conducting its investigation of the Company in connection with the offering of the Shares. Each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, and Bass, Berry & Sims PLC, counsel to the

Company, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to Sections 9(b) and 9(h), respectively, of the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

GAYLORD ENTERTAINMENT COMPANY

By:
Mark Fioravanti, Chief Financial Officer

[Signature Page to Chief Financial Officer’s Certificate]

Exhibit A

Financial Information

H-1